EXHIBIT 10(a)

                  IMPERIAL HOLLY CORPORATION RETIREMENT PLAN

             (As Amended and Restated Effective January 1, 1989)

                               SECOND AMENDMENT

            Imperial Holly Corporation, having adopted the Imperial Holly Corporation Retirement Plan, as amended and restated effective January 1, 1989, and as thereafter amended (the "Plan"), and having reserved the right under
Section 7.2 thereof to amend the Plan, does by these presents hereby amend the Plan, effective as of the dates specified herein, as follows:

            1. Section 1.1(A)(20) of the Plan is hereby amended effective January 1, 1994, to read hereafter as follows:

            "(20) The term "Compensation" as used herein means all compensation actually paid to a Participant by the Employer as reported on the Participant's Form W-2 plus any amount which is contributed by the Employer pursuant to a salary reduction agreement or otherwise deferred and which is not included in the gross income of the Participant under Code Sections 125, 402(a)(8), 402(h), 403(b), 457(b) or 414(h)(2). For
      purposes of determining the amount of such Compensation, the books and records of the Employer shall be conclusive. Notwithstanding anything herein to the contrary, in no event shall the annual Compensation taken into account under the Plan for any Employee from and after January 1, 1989, exceed $200,000, which maximum amount shall be adjusted for cost of living adjustments at the same time and in the same manner as prescribed under Code Section 415(d).

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the Compensation limit will be multiplied by a fraction, the numerator of which is

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      the number of months in the determination period, and the denominator of which is 12.

            For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation limit set forth in this provision.

            If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the Compensation limit is $150,000. For purposes of applying these limits on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated employee and one of the ten most highly compensated employees will be treated as a single Employee with one Compensation, and the Compensation limit (except for purposes of determining the portion of compensation up to the integration level of $1,275 per month) will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year."

            2. Section 2.2(B)(1) of the Plan is hereby amended effective January 1, 1994, by adding the following two paragraphs at the end thereof, as follows:

            "Unless otherwise provided under the Plan, each Section 401(a)(17) Employee's accrued benefit under this Plan will be the greater of the accrued benefit determined for the Employee under (x) or (y) below:

                  (x) the Employee's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's total years of Credited Service taken into account under the Plan for the purposes of benefit accruals; or

                  (y)   the sum of:

                        (i) the Employee's accrued benefit as of the last day of
                  the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the regulations; and

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                        (ii) the Employee's accrued benefit determined under the
                  benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994 for purposes of benefit accruals.

            A Section 401(a)(17) Employee means an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000."

            3. The first sentence of subsection (D) of Section 2.4 is hereby amended effective January 1, 1989, to read as follows:

      "The benefit payable upon disability retirement shall commence at the time provided in subsection (E) below, if the Participant is then living and totally disabled."

            4. The second sentence of subsection (E) of Section 2.4 is hereby amended effective January 1, 1989, to read as follows:

      "The first payment will be made on the first day of the month coincident with or next following the later of (1) the date the Participant attains age 65 and (2) the date such Participant's long-term disability benefits cease. Unless Option 2 is applicable or the Participant otherwise elects, such payments shall be payable on a five-year certain and life annuity basis. To the extent the first payment commences after the first day of the month coincident with or next following the date the Participant attains age 65, the amount of his Disability Retirement Income will be actuarially adjusted for such late commencement."

            5. Subsection (F) of Section 2.4 is hereby amended in its entirety effective January 1, 1989, to read as follows:

            "(F) BENEFIT PAYABLE IN THE EVENT OF DEATH OF DISABLED PARTICIPANT PRIOR TO COMMENCEMENT OF DISABILITY RETIREMENT INCOME: In the event that the death of a disabled Participant occurs after he has been determined to be disabled by the Retirement Committee, but prior to the commencement of his Disability Retirement Income and after his earning five years of Vesting Service, his Beneficiary (or Beneficiaries) will receive the death benefit, payable in the manner described in Section 2.5(C) hereof, which would have been payable on behalf of the Participant under the provisions of such Section 2.5(C) assuming

                                    -3-

      that he had continued in the employ of the Employer and assuming that his last regular rate of monthly Compensation prior to the date of termination of his service due to disability would have continued without change to the date of his death. For purposes of this subsection the period of disability shall be counted as Vesting Service. If the Participant dies after he has been determined to be disabled by the Retirement Committee but prior to the commencement of his Disability Retirement Income, and after earning a partially vested interest in the Plan but prior to completing five years of Vesting Service, his Beneficiary (or Beneficiaries) will receive as a death benefit, payable in the manner described in Section 2.5(B) hereof, the amount which would have been payable on behalf of the Participant under the provisions of Section 2.5(B) but assuming that service had terminated and his Compensation had ceased on the date of his termination of service due to disability."

            6. Section 3.4 of the Plan is hereby amended effective January 1, 1994, by adding the following three paragraphs at the end thereof:

            "From and after January 1, 1994, in the event of early Plan termination, the benefit of any highly compensated active or former Employee is limited to a benefit that is non-discriminatory under Section 401(a)(4). In the event of early Plan termination, benefits distributed to any of the 25 most highly compensated active and highly compensated former Employees with the greatest Compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a straight life annuity that is the actuarial equivalent of the sum of the Employee's accrued benefit, the Employee's other benefits under the Plan (other than a social security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the Employee is entitled to receive under a social security supplement.

            The preceding paragraph shall not apply if: (i) after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Section 412(l)(7) of the Code, (ii) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities before distribution, or (iii) the value of the benefits payable under the Plan to an Employee described above does not exceed $3,500.

            For purposes of this Section, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life."

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            7. The Plan is hereby amended effective January 1, 1993, by adding the following new Section 3.11 thereto, as follows:

            "3.11 DIRECT ROLLOVERS: Effective January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For the purposes of this Section the following definitions shall apply:

                  (i) "Eligible Rollover Distribution" shall mean any
            distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "Eligible Retirement Plan" shall mean an
            individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee" shall mean a Participant or former
            Participant of the Plan. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (iv) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."

                                      -5-

            IN WITNESS WHEREOF, Imperial Holly Corporation has caused this instrument to be duly executed by its duly authorized officers and its corporate seal hereunto affixed this 28 day of December, 1994.

                                          IMPERIAL HOLLY CORPORATION

                                          By  JAMES C. KEMPNER
                                              President
ATTEST:
/s/ LINDA L. MEAGHER
    Linda L. Meagher
    Assistant Secretary

[SEAL]

            The undersigned, as adopting employers, hereby approve of and consent to the foregoing Second Amendment and acknowledge receipt of a copy of the Second Amendment this 28 day of December, 1994.

                                          FORT BEND UTILITIES COMPANY

                                          By  JAMES C. KEMPNER
ATTEST:
/s/ LINDA L. MEAGHER
    Linda L. Meagher
    Secretary

                                          CSCO, INCORPORATED

                                          By  JAMES C. KEMPNER
ATTEST:
/s/ LINDA L. MEAGHER
    Linda L. Meagher
    Secretary

                                          HOLLY SUGAR CORPORATION

                                          By  ROGER W. HILL
ATTEST:
/s/ LINDA L. MEAGHER
    Linda L. Meagher
    Assistant Secretary
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                                          IMPERIAL SWEETENER DISTRIBUTORS, INC.

                                          By  JAMES C. KEMPNER
ATTEST:
/s/ LINDA L. MEAGHER
    Linda L. Meagher
    Secretary

THE STATE OF TEXAS            ss.
                              ss.
COUNTY OF FT. BEND            ss.

            BEFORE ME, the undersigned authority, on this day personally appeared James C. Kempner, President of Imperial Holly Corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of Imperial Holly Corporation, a corporation, and that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed and in the capacity therein stated.

            GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 28 day of December, 1994.
                                          Diane L. Kaufman

                                          Notary Public, State of Texas

                                          My commission expires:
                                               5-26-95
[NOTARY SEAL]
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